UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 20, 2015

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

As reported in the Current Report on Form 8-K filed by OPKO Health, Inc. (the “Company”) on August 20, 2015 (the “Initial Form 8-K”), the Company completed its previously announced acquisition (the “Acquisition”) of Bio-Reference Laboratories, Inc., a New Jersey Corporation (“BRLI”). The Company is filing this Amendment No. 1 to the Initial Form 8-K to amend and restate in its entirety Item 9.01(a) and (b) in the Initial Form 8-K as set forth in this amendment.

Item 9.01. Financial Statements and Exhibits.

Item 9.01(a) and 9.01(b) are hereby amended and restated in their entirety as follows:

(a) Financial Statements of Businesses Acquired.

The historical consolidated financial statements of BRLI required by Rule 3-05 of Regulation S-X in connection with the Acquisition were previously included in the Company’s Registration Statement on Form S-4 (File No. 333-205480) filed by the Company and declared effective on July 17, 2015 (the “Form S-4”). Pursuant to General Instruction B.3 of Form 8-K, no additional historical consolidated financial statements of BRLI are required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements of the Company and BRLI required by Article 11 of Regulation S-X in connection with the Acquisition were previously included in the Form S-4. Pursuant to General Instruction B.3 of Form 8-K, no additional pro forma financial statements of BRLI are required to be filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

November 5, 2015	By:	Adam Logal

Name: Adam Logal
Title: Senior Vice President-Chief Financial Officer